EXHIBIT 23.3


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


As independent petroleum engineers, we hereby consent to (i) the incorporation by reference in this Registration Statement on Form S-3 of Gasco Energy, Inc. to Netherland, Sewell & Associates, Inc., independent petroleum engineers, and the report dated March 16, 2004, entitled Estimate of Reserves and Future Revenue to the Gasco Energy, Inc. Interest in Certain Oil and Gas Properties Located in Riverbend Field, Uintah County, Utah as of December 31, 2003 prepared by such independent petroleum engineers and (ii) to the reference to us as experts in the Prospectus, which is part of this Registration Statement.


                                           NETHERLAND, SEWELL & ASSOCIATES, INC.

                                             /s/ Frederic D. Sewell
                                      By:  _________________________________
                                           Frederic D. Sewell
                                           President and Chief Executive Officer


Dallas, Texas
December 3, 2004